                                                                 EXHIBIT 4.7
                                STOCK PURCHASE WARRANT


     This Warrant is issued this 13th day of May, 1996, by ILD
COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                      AGREEMENT:

     1. ISSUANCE OF WARRANT; TERM. For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of One Million Five Hundred Thousand and no/100ths Dollars ($1,500,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 5,429 shares ("Base Amount") of the Company's common stock (the "Common Stock"), provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:

             DATE                   BASE AMOUNT
     --------------------      ---------------------
          May 13, 1999             7,239 shares
          May 13, 2000             9,085 shares
          May 13, 2001             10,967 shares

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until June 30, 2001.

     2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

     3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 13000 Sawgrass Village Circle, Suite 5, Ponte Verdra Beach, Florida 32082 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value (as mutually agreed upon by the parties hereto) equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Caldwell & Caldwell, P.C. is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
          (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes (other than income or an intangibles tax owed by Holder), liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) In the event the Company sells shares of the Company's voting stock or options, warrants, or other securities exercisable into shares of capital stock at a price per share (or exercise price per share) of less than the higher of (i) $72.69 per share and (ii) the fair market value per share of such shares as determined in good faith by the Board of Directors of the Company (the "Trigger Price") (a "Dilutive Issuance"), then the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased, without any action on the part of the holder(s) thereof or the Company, into that number of shares of Common Stock which would have been issued upon exercise of such Warrant if exercised immediately prior to such Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on a fully diluted basis prior to such Dilutive Issuance plus the number of shares issued pursuant to the Dilutive Issuance whether upon, the sale or issuance of the Common Stock or upon exercise in full of all the conversion rights, options, rights and warrants, and the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis prior to such Dilutive Issuance plus the number of shares that the gross proceeds of such Dilutive Issuance could have purchased at the per share Trigger Price. If any rights of conversion or exercise of convertible securities, options, rights or warrants pursuant to a Dilutive Issuance shall expire without having been exercised (except in the case where the Company has redeemed such convertible security, option, right or warrant or made any payment on account of the holder thereof not converting or exercising such convertible security, option, right or warrant), the number of shares of Common Stock to be issued upon exercise of the Warrant shall be equitably adjusted to be the number of shares of Common Stock that would have been in effect had the computation in this section 4(c) been made on the basis that the only shares of Common Stock issued or sold pursuant to the Dilutive Issuance were those actually issued upon the conversion or exercise of such convertible securities, options, rights or warrants constituting the Dilutive Issuance.

          Notwithstanding any other provisions herein to the contrary, the following events shall not be deemed to constitute a Dilutive Issuance for purposes of this warrant: (A) the issuance of any options, rights or warrants, or the issuance of shares of Common Stock upon exercise thereof, pursuant to options, rights or warrants granted to key employees of the Company pursuant to management warrants or option agreements, as approved by the Board of Directors of the Company, in an amount not to exceed 27,500 shares, including the options to Michael F. Lewis and certain key employees or consultants of the Company for 27,500 shares at $24.20 per share; (B) the issuance of any warrants to be granted to Sirrom Capital Corporation and Reedy
     River Ventures Limited Partnership in connection with a $2,000,000 loan as approved by the Board of Directors of the Company; or (C) the issuance of the warrants by the Company to Triad Capital Partners, Inc., or affiliates thereof, to purchase up to 6,000 shares of Common Stock at $90.00 per share, and the issuance of shares of Common Stock pursuant to the exercise of any such warrant.

     5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section. Holder shall give the Company ten (10) days prior written notice of its intention to transfer this Warrant to a shareholder of the Company.

     6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

     7. OBSERVATION RIGHTS. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative (at Holder's expense) to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

     8.   ADJUSTMENT UPON CHANGES IN STOCK.

          (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
     Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.   PUT AGREEMENT.

          (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of 30 days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

          (b) The Purchase Price shall be paid to Holder by the Company, as follows:

               (i) one third of the Purchase Price shall be paid in cash within thirty (30) days of the receipt of written notice from Holder of its intention to exercise the Put (the "Closing Date"),

               (ii) On the Closing Date, the Company shall deliver a promissory note to Holder, in substantially the form of the Note, which evidences the remaining balance of the Purchase Price and provides for: (A) two (2) equal installment payments of principal with the first installment due on the six (6) month anniversary date of the promissory note and the second installment due on the first anniversary date of the promissory note; (B) interest to accrue on the outstanding principal balance at thirteen and one half percent (13.5%) per annum and payable monthly; (C) the promissory note to be secured by all of the Shares transferred by the Holder pursuant to the Put; and (D) the Company to have the right to prepay the promissory note in part or in full at any time and from time to time.

               The aggregate number of shares that may be sold to the Company pursuant to this Section may be decreased to the extent that the consideration to be paid by the Company for the shares would exceed the "surplus" of the Company (as defined in Section 154 of the Delaware General Corporation Law).

          (c) The Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

               (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

               (ii) If the highest of the two appraisals is not more than 10% more than the lowest of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

          (d) Notwithstanding Section 9(a) hereof, in the event that any shareholder of the Company exercises its right to require the Company to redeem its shares pursuant to the Shareholder Agreement of even date herewith by and among the Company and the Founding Shareholders (as hereinafter defined).

     10.  REGISTRATION.

          (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

          (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of
          (A) the date when all Shares covered by the registration statement have been sold or (B) a period of at least 90 days after the effective date of such registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

               (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

               (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

               (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

               (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, use its best efforts to satisfy all requirements imposed on the Company (and its agents, attorneys, and accountants) by the Underwriters as are customarily imposed on issuers in primary underwritten offerings.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

          (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities
     Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

          (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     11.  CERTAIN NOTICES.  In case at any time the Company shall propose to:

          (a)  declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

          (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

     then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty
     (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     12.  RIGHTS OF CO-SALE.

          (a) CO-SALE RIGHT. Neither Intellicall, Inc., Triad-ILD Partners, nor Morris Telecommunications, LLC ("Morris")(collectively, the "Founding Shareholders") shall enter into any transaction that would result in the sale by it of any capital stock now or hereafter owned by it, unless prior to such sale such Founding Shareholder shall give notice to Holder of its intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by such Founding Shareholder,
     (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by such Founding Shareholder to use his best efforts to cause to be included with the shares to be sold by it in the sale, that number of Shares designated by Holder on the same terms and conditions.

          (b) REJECTION OF CO-SALE OFFER. If Holder has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the notice, then such Founding Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to such Founding Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that such Founding Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

          (c) ACCEPTANCE OF CO-SALE OFFER. If Holder accepts such offer in writing within ten (10) day period, such acceptance shall be irrevocable unless such Founding Shareholder shall be unable to cause to be included in its sale the number of Shares requested to be included by Holder and set forth in the written acceptance. In that event, such Founding Shareholder, Holder and each other person or entity possessing co-sale rights with respect to such sale shall participate in the sale equally, with such Founding Shareholder, Holder and each other person or entity possessing co-sale rights with respect to such sale each selling an equal number of the shares to be sold in the sale.

          (d) EXCEPTION TO CO-SALE RIGHT. Notwithstanding anything to the contrary contained herein, the right of co-sale set forth in this Section 12 shall not apply to sales of capital stock of the Company by Intellicall, Inc. to Morris if following such sale Morris would not own more than 25% of the outstanding capital stock of the Company.

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

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

          COMPANY:                 ILD COMMUNICATIONS, INC.,
                                   a Delaware corporation


                                   By: /s/ Michael F. Lewis
                                      ---------------------------------------
                                      Title: President
                                            ---------------------------------


          HOLDER:                  SIRROM CAPITAL CORPORATION, a Tennessee
                                   corporation


                                   By: /s/ Kathy A. Harris
                                      ---------------------------------------
                                      Title: Vice President
                                            ---------------------------------

          FOUNDING
          SHAREHOLDERS:            TRIAD-ILD PARTNERS


                                   By: /s/ Michael F. Lewis
                                      ---------------------------------
                                   Title: President
                                         ------------------------------

                                   MORRIS TELECOMMUNICATIONS, LLC


                                   By: /s/ Charles Morris
                                      ---------------------------------
                                   Title: President
                                         ------------------------------

                                   INTELLICALL, INC.


                                   By: /s/ John M. Carradine
                                      ---------------------------------
                                   Title: Vice President
                                         ------------------------------

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